Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 11, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in Young & Rubicam Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 7, 2000